Exhibit 10.1

EXECUTION COPY

LOAN AGREEMENT

This LOAN AGREEMENT (this “Agreement”) dated as May 7, 2026, is made by and among SHORE FIRE MEDIA, LTD., a New York corporation (“Shore Fire”), and THE DOOR MARKETING GROUP, LLC, a New York limited liability company (“The Door”; The Door and Shore Fire, each, a “Borrower” and, together, “Borrowers”); each other Loan Party (as defined below) from time to time party hereto; each financial institution that from time to time is a Lender (as defined below) hereunder; and FVP SERVICING, LLC, a Delaware limited liability company (in its capacity as administrative agent for the Lenders, the “Administrative Agent” and together with Borrowers and the Lenders, the “Parties”, and each, a “Party”).

W I T N E S S E T H:

WHEREAS, Borrowers have requested that the Lenders extend credit to Borrowers in the form of a term loan credit facility more particularly described herein, and the Lenders are each willing to do so on the terms, conditions and provisions set forth herein.

NOW, THEREFORE, upon the terms and conditions hereinafter stated, and in consideration of the mutual premises set forth above and other adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS AND RULES OF CONSTRUCTION

1.1 As used in this Agreement, the following terms shall have the meanings set forth below (terms defined in the singular to have the same meaning when used in the plural and vice versa):

“Administrative Agent” shall have the meaning given to such term in the introductory paragraph of this Agreement.

“Advance” means an advance of funds by Lenders under this Agreement.

“Advance Request” means a request for an Advance in respect of the Delayed Draw Term Loans delivered by Borrowers to Administrative Agent in the form of Exhibit C hereto.

“Affiliate” of any Person means any other Person that directly or indirectly controls, is controlled by or is under direct or indirect common control with such Person. A Person shall be deemed to “control” another Person if such first Person directly or indirectly possesses the power to direct (or to cause the direction of or to materially influence) the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, neither Administrative Agent nor any Lender shall be deemed to be an Affiliate of any Loan Party.

“Agreement” means this Loan Agreement and all exhibits, riders and schedules at any time executed by the Parties and made a part hereof by reference, either as originally executed or as hereafter amended, restated, modified or supplemented from time to time.

“Applicable Law” means all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Documents in question, including, without limitation, all Applicable Law and equitable principles; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; and all Orders.

“Borrower” or “Borrowers” shall have the meaning given to such term in the introductory paragraph of this Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Change of Control” means any event, circumstance or occurrence that results in Guarantor holding and owning, directly or indirectly, less than 100% of the issued and outstanding equity interests, and a controlling majority of all voting equity interests, in either Borrower.

“Closing Date” means May 7, 2026.

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“Closing Date Term Loan” means the Loan in the original principal amount of $2,000,000.00 Advanced by Lenders to Borrowers on the Closing Date pursuant to Section 2.1(a) hereof.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

“Collateral” means all Property in which Administrative Agent is at any time granted a Lien for purposes of securing the Obligations.

“Commitment” means, collectively, each Lender’s commitment to Advance the Closing Date Term Loan and Delayed Draw Term Loans hereunder, in each case, in the applicable amount specified for such Lender and the related Loan type on Schedule I attached hereto.

“Debt” of a Person, means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of Property or services; (c) obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations as lessee under capital leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates, currency exchange rates or commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) obligations under any merchant advance, factoring or similar agreement; (h) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (g) of a Person other than such Person; and (i) indebtedness set out in clauses (a) through (h) of any Person other than such Person secured by any lien on any asset of such Person, whether or not such indebtedness has been assumed by such Person.

“Debt Service Reserve” has the meaning given to such term in Section 2.4(d) hereof.

“Debt Service Reserve Additional Funding Date” means (a) the date that is six (6) months following the earlier to occur of (i) the Settlement Date with respect to the Delayed Draw Term Loan occurring during the Second Delayed Draw Availability Period and (ii) the last day of the Second Delayed Draw Availability Period (the earlier to occur of (i) and (ii), the “Initial Debt Service Reserve Additional Funding Date”), and (b) thereafter, each three (3) month anniversary of the Initial Debt Service Reserve Additional Funding Date.

“Default” means the occurrence of any event which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate” means the annual percentage interest rate applied to the principal of the Loan not paid when due under the terms of the applicable Loan Documents, which rate shall equal twenty percent (20%).

“Delayed Draw Term Loan” or “Delayed Draw Term Loans” means, individually or collectively, (a) the Loans in the aggregate original principal amount of the First Delayed Draw Maximum Amount Advanced by Lenders to Borrowers on the First Delayed Draw Date (or such other date in accordance with Section 2.1(a)(ii)) pursuant to Section 2.1(a)(ii) hereof, and (b) the Loans in the aggregate original principal amount of the Second Delayed Draw Maximum Amount Advanced by Lenders to Borrowers on the Second Delayed Draw Date (or such other date in accordance with Section 2.1(a)(iii)) pursuant to Section 2.1(a)(iii) hereof.

“EBITDA” means, with respect to any fiscal period, as calculated for Borrowers and their respective Subsidiaries for such period (but without duplication): (a) net income for such period, plus (b) to the extent deducted in determining net income for such period (i) interest expense, (ii) income taxes, and (iii) depreciation and amortization, in each case, as such items are determined on a consolidated basis in accordance with GAAP.

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“Event of Default” shall have the meaning given to such term in Section 7.1 hereof.

“First Delayed Draw Date” means the date of the six (6) month anniversary of the Closing Date.

“First Delayed Draw Maximum Amount” means $2,000,000.

“Funded Debt” means, with respect to any Person, all Debt of such Person (other than (x)  Debt of the type referred to in clause (f) of the definition of Debt to the extent cash collateral has been posted as security therefor and (y) Debt of the types referred to in clause (h) of the definition of Debt).

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

“Guarantor” shall mean, Dolphin Entertainment, Inc., a Florida corporation, and any other Person who from time to time executes a Guaranty as a Guarantor to guarantee the Obligations in favor of Administrative Agent and the Lenders.

“Guaranty” means that certain Guaranty Agreement dated as of the Closing Date by Guarantor in favor of Administrative Agent and the Lenders, as the same may be amended, modified, supplemented, restated, extended or renewed from time to time.

“Indemnitee” shall have the meaning given to such term in Section 11.2 hereof.

“Interest Rate” means twelve percent (12%) per annum.

“Key Person” means Bill O’Dowd.

“Key Person Event” means and shall be deemed to have occurred if Key Person (a) ceases to be the Chief Executive Officer of Guarantor, or (b) ceases involvement in the day-to-day senior management decisions of Guarantor or either Borrower, in an equivalent role, and performing equivalent substantive responsibilities, to that held and those performed as of the Closing Date.

“Law” as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Lender” means, individually and collectively, each of the Persons listed on Schedule I hereto as “Lender”, together with any successor, assignee or other transferee of such Lender hereunder, and any other entity subsequently added hereto as a Lender hereunder, or any successor, assignee or other transferee thereof.

“Lien” means any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

“Loan” or “Loans” means, individually or collectively, the Closing Date Term Loan and the Delayed Draw Term Loans.

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“Loan Documents” means this Agreement, the Security Agreement, the Guaranty, the Pledge Agreement, each Note and all other instruments, agreements, documents and writings now or hereafter evidencing, securing or delivered to Administrative Agent and Lender in connection with the Obligations, as each of the foregoing may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Loan Parties” shall mean each Borrower, each Guarantor, and each other Affiliate of a Borrower or Guarantor from time to time party to any of the Loan Documents.

“Maturity Date” means the earlier of (a) the Scheduled Maturity Date, and (b) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

“Maximum Loan Amount” means (a) with respect to the Closing Date Term Loan, $2,000,000, (b) with respect to the Delayed Draw Term Loans Advanced by Lenders to Borrowers during the First Delayed Draw Availability Period pursuant to Section 2.1(a)(ii) hereof, the First Delayed Draw Availability Period Maximum Amount, and (c) with respect to the Delayed Draw Term Loans Advanced by Lenders to Borrowers during the Second Delayed Draw Availability Period pursuant to Section 2.1(a)(iii) hereof, the Second Delayed Draw Availability Period Maximum Amount.

“Net Proceeds” means, in respect of (a) any incurrence of Debt (other than the Loan or Permitted Debt) by a Borrower, (b) any casualty or condemnation event involving Property of a Borrower (excluding any such event for which a Borrower receives net insurance proceeds of less than $100,000), or (c) any sale or assignment involving Property of a Borrower, all cash proceeds (including cash proceeds as and when received in respect of non-cash proceeds received or receivable in connection with such occurrence), net of reasonable and customary out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of a Loan Party.

“Note” has the meaning set forth in Section 2.1(b).

“Obligations” means all loans (including the Loan), Advances, debts, liabilities and obligations (including reimbursement obligations) for monetary amounts owing by a Borrower or any other Loan Party to the Administrative Agent and the Lenders, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, of any kind or nature, present or future, arising under or in respect of this Agreement or any of the Loan Documents. This term includes all principal, interest (including interest that accrues after the commencement against Borrower or any other Loan Party of any action under the Federal Bankruptcy Code), premium, reasonable and documented out-of-pocket fees and expenses, including any and all arrangement fees, delivery fees, loan fees, commitment fees, agent fees, merchant processing fees and any and all other fees, expenses, costs or other sums (including reasonable and documented out-of-pocket attorney’s fees) chargeable to a Borrower or any other Loan Party under any of the Loan Documents.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Asset Control.

“Order” as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Payment Date” means the first (1st) day of each calendar month during the term of this Agreement commencing with the first Payment Date after the Closing Date; provided, however, if such day is not a Business Day, the next succeeding Business Day.

“Permitted Debt” means (a) Debt existing or arising under this Agreement and any refinancing, extension or modification thereof; (b) unsecured trade Debt incurred in the ordinary course of business consistent with past practice and which is paid within sixty (60) days of the applicable date of incurrence thereof; (c) unsecured Debt owed in respect of any netting services, overdrafts and related liabilities arising from treasury, depository and cash management services in connection with any automated clearinghouse transfers of funds; (d) unsecured insurance premiums owing in the ordinary course of business which are also Debt; (e) Debt of any Borrower to another Borrower; and (f) Debt in respect of bid, payment and performance bonds, workers’ compensation claims, unemployment insurance, health, disability and other employee benefits or property, casualty or liability insurance, or guarantees of the foregoing types of Indebtedness, in the ordinary course of business.

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“Permitted Liens” means (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; (b) non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than thirty 30 days or that are being contested in good faith by appropriate proceedings; (c) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; (d) the interests of lessors under operating leases and non-exclusive licensors under license agreements; (e) Liens on cash deposited to secure obligations in connection with worker's compensation or other unemployment insurance, or to secure obligations in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money or Liens on cash deposited to secure its reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business; (f) with respect to any real property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof; (g) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business; and (h) rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business.

“Person” means a corporation, an association, partnership, an organization, a business, a business trust, a limited liability company, an individual, a government or political subdivision thereof or a governmental agency.

“Pledge Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, made by Guarantor in favor of Administrative Agent and the Lenders, as the same may be amended, modified, supplemented, restated, extended or renewed from time to time.

“Property” means the real property and personal property of a Person, and any interest of a Person in any real or personal property.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other Property) with respect to any equity securities of a Borrower, (b) any purchase, redemption, retirement or acquisition by a Borrower for value of any equity securities or any distribution of any kind in cash or other Property or assets in respect thereof; (c) any payment (whether in cash, securities or other Property or assets), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity securities or on account of any return of capital to a Borrower’s equityholders, partners or members (or the equivalent Person thereof), and (d) any management, board or director fees or similar fee to a holder of equity securities of a Loan Party, other than commercially reasonable director fees and payments of salaries, bonuses, non-cash stock incentives or other customary compensation to employees in the ordinary course of business and consistent with historical practices.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States government, including those administered by OFAC or the United States Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority having jurisdiction over any Loan Party.

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“Scheduled Maturity Date” means the three (3) year anniversary of the Closing Date.

“Second Delayed Draw Date” means the date of the twelve (12) month anniversary of the Closing Date.

“Second Delayed Draw Maximum Amount” means $1,000,000.

“Security Agreement” means that certain Security Agreement dated as of the Closing Date by Borrowers in favor of Administrative Agent and the Lenders, as the same may be modified, amended, supplemented, extended or renewed from time to time.

“Security Documents” means, collectively, the Security Agreement, the Pledge Agreement, all Uniform Commercial Code financing statements required by this Agreement to be filed with respect to the security interests created pursuant to the Security Documents and all other documents and agreements executed or delivered to Administrative Agent by a Borrower or any other Loan Party for purposes of securing the Obligations in connection with any of the foregoing documents.

“Settlement Date” means, with respect to any Advance hereunder, the date on which funds are advanced by a Lender.

“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by a Borrower or Guarantor.

“Tax Sharing Agreement” means any tax sharing, tax allocation, tax indemnification or similar agreement between or among any Borrower, Guarantor and/or any of their respective Affiliates, as the same may be amended, restated, supplemented or modified from time to time.

1.2 Accounting Terms and Determination. Accounting terms used in this Agreement such as “net income,” “amortization,” “depreciation,” and “interest expense” shall be calculated (both as to amounts and classification of items) in accordance with GAAP.

1.3 Other Interpretive Provisions. Any pronoun used herein shall be deemed to cover all genders. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations, and all references to any instruments or agreements, including, without limitation, references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. Unless otherwise expressly stated or the context clearly indicates a different intention, then (as may be appropriate in the particular context) a singular reference to Lender used in any Loan Document includes the plural, and a plural reference to Lenders includes the singular.

1.4.Co-Borrower Provisions.

(a) The Obligations of each Borrower hereunder (each, a “Co-Borrower”) and under each other Loan Document are joint and several. Each reference to the term “Borrower” in each Loan Document, shall be deemed to refer to each Co-Borrower; each representation and warranty made by a Co-Borrower in any Loan Document shall be deemed to have been made by each Co-Borrower; each covenant and undertaking on the part of a Co-Borrower under any Loan Document shall be deemed individually applicable with respect to each Co-Borrower; and each event constituting a Default or an Event of Default hereunder shall be determined with respect to each Co-Borrower. A separate action or actions may be brought and prosecuted against any Co-Borrower whether an action is brought against any other Co-Borrower or whether any other Co-Borrower is joined in any such action or actions. Each Co-Borrower waives any right to require Administrative Agent or any Lender to: (a) proceed against any other Co-Borrower; (b) proceed against or exhaust any security held from any other Co-Borrower; or (c) pursue any other remedy in Administrative Agent’s or the Lenders’ power whatsoever. Notices under any Loan Document required to be provided by or to Co-Borrowers or any of them shall be effective if provided by or to Shore Fire. Any consent on the part of a Co-Borrower under any Loan Document shall be effective when provided by Shore Fire to the Administrative Agent or the Lenders and the Administrative Agent and the Lenders shall be entitled to rely upon any notice or consent given by Shore Fire as being notice or consent given by all Co-Borrowers under any Loan Document.

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(b) In the event any obligation of Co-Borrowers under any Loan Document is deemed to be an agreement by a Co-Borrower to answer for the debt or default of another Co-Borrower or as a hypothecation of property as security therefor, each Co-Borrower represents and warrants that: (i) no representation has been made to it as to the creditworthiness of any other Co-Borrower and (ii) it has established adequate means of obtaining from each other Co-Borrower on a continuing basis, financial or other information pertaining to each other Co-Borrower’s financial condition. Each Co-Borrower expressly waives diligence, demand, presentment, protest and notice of every kind and nature whatsoever, consents to the taking by the Administrative Agent or the Lenders of any additional security for the Obligations, or the alteration or release in any manner of any security now or hereafter held in connection with any Obligations, and consents that Administrative Agent, the Lenders and each other Co-Borrower may deal with each other in connection with said Obligations or otherwise, or alter any contracts now or hereafter existing between them, in any manner whatsoever, including, without limitation, the renewal, extension, acceleration, changes in time for payment, and increases or decreases in any rent, rate of interest or other amounts owing, all without in any way altering the liability of such Co-Borrower, or affecting any security for such Obligations. Should any default be made in the payment of any such Obligations or in the terms or conditions of any Loan Document, Administrative Agent and the Lenders are hereby expressly given the right, at Administrative Agent’s option, to proceed in the enforcement of such Obligations or Loan Document independently of any other remedy or security it may at any time hold in connection with such Obligations and it shall not be necessary for Administrative Agent or the Lenders to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce its rights against any or all Co-Borrowers. Each Co-Borrower subordinates any right of subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid to Administrative Agent or the Lenders by any other Co-Borrower until the payment in full of all amounts due and owing under the Loans and all other Obligations (other than with respect to contingent indemnification obligations to the extent no claim giving rise thereto has been asserted). Each Co-Borrower represents and warrants to and covenants with Administrative Agent and the Lenders that (i) Co-Borrowers are engaged in operations that require financing on a joint basis and, accordingly, each Co-Borrower will materially benefit, directly or indirectly, from the Loans, and (ii) the benefits received by each Co-Borrower are reasonably equivalent to the obligations undertaken by each Co-Borrower. Each Co-Borrower agrees that Administrative Agent and the Lenders may also conclusively rely on the actions of any Co-Borrower to bind all Co-Borrowers.

2. LOANs; USE OF PROCEEDS.

2.1 The Loans.

(a) (i)Subject to the terms and conditions of this Agreement, the Lenders shall Advance to Borrowers the Closing Date Term Loan on the Closing Date, in the original principal amount of $2,000,000.00. Proceeds of the Closing Date Term Loan shall be disbursed in accordance with Exhibit B attached hereto, and shall be applied by Borrowers solely for the purposes stated therein. Without limitation of the foregoing, Administrative Agent shall retain the sum of $620,000.00 from the proceeds of the Closing Date Term Loan and shall apply the same to the funding of the Debt Service Reserve in accordance with Section 2.4 hereof. Upon the funding of the Advance of the Closing Date Term Loan on the Closing Date, the Commitment of each Lender with respect to the Closing Date Term Loan hereunder shall be terminated, and no further Advances in respect of the Closing Date Term Loan shall be permitted. Principal amounts repaid or prepaid in respect of the Closing Date Term Loan will not be available for reborrowing hereunder. The Closing Date Term Loan shall bear interest at the applicable rate provided in the provisions of Section 2.4 hereof.

(ii) So long as no Event of Default has occurred and is continuing, on the First Delayed Draw Date, Lenders shall make available to Borrowers a Delayed Draw Term Loan in the aggregate original principal amount of the First Delayed Draw Maximum Amount. In no event shall any Advance of the Delayed Draw Term Loan be made hereunder at any time during which an Event of Default has occurred and is continuing; provided, however, that to the extent an Event of Default has occurred and is continuing on the First Delayed Draw Date, then the funding of such Delayed Draw Term Loan shall be made on the day upon which the Event of Default is cured or waived in accordance with the terms of this Agreement. Upon the funding of the Advance of a Delayed Draw Term Loan hereunder on the First Delayed Draw Date, the Commitment of each Lender with respect to such Delayed Draw Term Loans shall be permanently reduced and terminated in an aggregate amount equal to the First Delayed Draw Maximum Amount. Principal amounts repaid or prepaid in respect of the Delayed Draw Term Loan Advanced on the First Delayed Draw Date will not be available for reborrowing hereunder. The Delayed Draw Term Loan shall bear interest at the applicable rate provided in the provisions of Section 2.4 hereof and, without limitation of the foregoing and notwithstanding anything herein to the contrary, Administrative Agent shall retain the sum of $240,000.00 from the proceeds of the Delayed Draw Term Loan Advanced on the First Delayed Draw Date and shall apply the same to the funding of the Debt Service Reserve in accordance with Section 2.4 hereof

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(iii) So long as no Event of Default has occurred and is continuing, on the Second Delayed Draw Date, Lenders shall make available to Borrowers a Delayed Draw Term Loan in the aggregate original principal amount of the Second Delayed Draw Maximum Amount. In no event shall any Advance of the Delayed Draw Term Loan be made hereunder at any time during which an Event of Default has occurred and is continuing; provided, however, that to the extent an Event of Default has occurred and is continuing on the Second Delayed Draw Date, then the funding of such Delayed Draw Term Loan shall be made on the day upon which the Event of Default is cured or waived in accordance with the terms of this Agreement. Upon the funding of the Advance of a Delayed Draw Term Loan hereunder on the Second Delayed Draw Date, the Commitment of each Lender with respect to such Delayed Draw Term Loans shall be permanently reduced and terminated in an aggregate amount equal to the Second Delayed Draw Maximum Amount. Principal amounts repaid or prepaid in respect of the Delayed Draw Term Loan Advanced on the Second Delayed Draw Date will not be available for reborrowing hereunder. The Delayed Draw Term Loan shall bear interest at the applicable rate provided in the provisions of Section 2.4 hereof and, without limitation of the foregoing and notwithstanding anything herein to the contrary, Administrative Agent shall retain the sum of $300,000.00 from the proceeds of the Delayed Draw Term Loan Advanced on the Second Delayed Draw Date and shall apply the same to the funding of the Debt Service Reserve in accordance with Section 2.4 hereof

(b) The Loans shall be evidenced by one or more promissory notes in the form of Exhibit A hereto (as amended, restated, replaced, supplemented, extended or renewed from time to time, each, a “Note”, and collectively, the “Notes”), in each case, payable to the order of Administrative Agent for the benefit of the applicable Lender. Each Note will be due and payable in full on the Maturity Date. Administrative Agent is authorized to note or endorse the date and amount of each Advance and each payment of the applicable Loan on a schedule annexed to and constituting a part of the Notes. Such notations or endorsements, if made, will constitute prima facie evidence of the information noted or endorsed on such schedule, but the absence of any such notation or endorsement will not limit or otherwise affect the obligations or liabilities of Borrowers thereunder and hereunder.

(c) The obligations of the Lenders under this Section 2.1 shall be several and not joint. The Commitments of each Lender with respect to the Loans are as set forth on Schedule I hereto.

2.2 Repayment.

(a) Payment of Principal and Interest. Commencing on the first Payment Date and continuing on each Payment Date thereafter through and including the eighteenth (18th) Payment Date following the Closing Date (the “Interest-Only Period”), Borrowers shall make monthly payments with respect to the Loans equal to all accrued unpaid interest on the outstanding principal amount of the Loans as of the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs. Commencing on the nineteenth (19th) Payment Date hereunder and continuing on each Payment Date thereafter through and including the Maturity Date, Borrowers shall make monthly payments with respect to the Loans in an amount equal to the sum of (i) all accrued unpaid interest on the outstanding principal amount of the Loans as of the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs, plus (ii) a principal payment in the amount of $50,000 per month. Administrative Agent’s calculation of the principal, interest and other amounts from time to time payable hereunder shall be conclusive and binding absent manifest error. Payments of all remaining outstanding principal and accrued and unpaid interest on the Loans shall be due and payable by Borrower to the Lenders on the Maturity Date.

(b) If any interest or other sum due under any Loan Document is not paid by Borrowers within ten (10) days after the date on which it is due (except for the payment due on the Maturity Date), Borrowers shall pay to Lenders upon demand, a non-refundable late fee in an amount equal to five percent (5%) of such unpaid sum or the maximum amount permitted by Applicable Law, in order to defray the expense incurred by Lenders in handling and processing such delinquent payment and to compensate Lenders for the loss of the use of such delinquent payment. Such amount shall be secured by the Loan Documents.

(c) Payment Mechanics. Except as provided below, all payments of principal of, or interest on, the Loans and all other sums due under the terms of the Loan Documents shall be made in either (i) immediately available funds by wire or ACH deposit or (ii) checks or money orders made payable to the Administrative Agent at the address and pursuant to the instructions provided by the Administrative Agent to Borrower from time to time. Administrative Agent shall promptly distribute to each Lender any payments received by Administrative Agent on behalf of such Lender.

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2.3 Use of Proceeds. Proceeds of the Loans shall be applied by Borrowers solely for purposes of (a) funding Restricted Payments by Borrowers to Guarantor accordance with Section 6.1(e) to be applied by Guarantor for working capital and general corporate purposes, (b) paying transaction costs and expenses incurred in connection herewith, (c) funding the Debt Service Reserve and (d) general working capital purposes of Borrowers.

2.4 Interest; Debt Service Reserve.

(a) During the period commencing on the Closing Date and continuing at all times thereafter, the unpaid principal amount of each Loan shall, subject to this Section 2.4, bear interest at the Interest Rate. Interest shall be computed on the basis of a 360-day year for the actual number of days in the interest period. Upon the occurrence and during the continuance of any Event of Default, the Interest Rate shall increase from the date of such Event of Default to a rate equal to the Default Rate. For the avoidance of doubt, all payments of interest on the Loans outstanding under this Agreement on each Payment Date shall be made in accordance with Section 2.2 hereof.

(b) In no contingency or event whatsoever shall the amount paid or agreed to be paid to the Administrative Agent and Lenders for the use, forbearance or detention of money advanced under this Agreement exceed the highest lawful rate permissible under Applicable Law. It is the intent hereof that Borrowers will not pay or contract to pay, and that the Administrative Agent and Lenders not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be charged to and paid by Borrowers under Applicable Law. All interest (and charges deemed interest) paid or agreed to be paid to the Lenders shall, to the extent permitted by Applicable Law, be amortized, pro-rated, allocated and spread in equal parts throughout the full term hereof until payment in full of the principal amount of the Obligations owing hereunder (including the period of any renewal or extension hereof) so that interest on the principal amount of the Obligations outstanding hereunder for such full period will not exceed the maximum amount permitted by Applicable Law. Each determination by Administrative Agent of an interest amount hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

(c) On the Settlement Date with respect to each Advance hereunder, Loan proceeds in such amounts specified under Section 2.1(a) hereof, shall be retained by Administrative Agent and held as a debt service reserve (the “Debt Service Reserve”). On or before each Debt Service Reserve Additional Funding Date, Borrowers will remit to Administrative Agent, for application to the Debt Service Reserve, an additional sum equal to the aggregate amount of the scheduled payments of principal, interest and Administrative Agent Fees payable in respect of the Loans for the next three (3) Payment Dates following such Debt Service Reserve Additional Funding Date. The Debt Service Reserve shall constitute cash collateral for the payment and performance of the Obligations and Borrowers shall have no right of access to or the ability to draw upon amounts comprising the Debt Service Reserve. So long as no Event of Default has occurred and is continuing, amounts held in the Debt Service Reserve shall be applied by Administrative Agent on each Payment Date to the scheduled payments of principal, interest and Administrative Agent Fees payable hereunder; provided, however, that nothing contained herein shall be deemed to limit any obligation of Borrowers hereunder to make payments in respect of the Obligations as and when required hereunder, regardless of the sufficiency of the Debt Service Reserve for the payment thereof. Upon the occurrence of any Event of Default, Administrative Agent may apply all funds held in the Debt Service Reserve to the payment of the Obligations in such order as Administrative Agent shall determine in its sole discretion.

2.5 Prepayment.

(a) Voluntary Prepayment. Borrowers shall have the right to prepay the Loan in whole or in part at any time, but subject to Borrowers having provided at least fifteen (15) days prior written notice to Administrative Agent.

(b) Mandatory Prepayments. Immediately upon the receipt by any Loan Party of any Net Proceeds, Borrower shall deliver, or cause to be delivered, to Administrative Agent an amount equal to such Net Proceeds, for application to the Obligations in accordance with Section 2.5(c) hereof.

(c) Application. Notwithstanding anything herein to the contrary, (i) except as otherwise provided in Section 2.5(c)(iii), all payments, proceeds or recoveries received by Administrative Agent or the Lenders in respect of the Obligations or the Collateral prior to the occurrence of any Event of Default hereunder shall be applied (A) first, to the payment of fees, costs and expenses due and owing to Administrative Agent or any Lender, together with the amount of any protective advances made by Administrative Agent or any Lender to preserve or protect any Collateral, until paid in full, (B) second, to the replenishment of the Debt Service Reserve, to the extent then required pursuant to Section 2.4 hereof, (C) third, to the payment of accrued unpaid interest on the Loans, until paid in full, and (D) fourth, to the payment of the outstanding principal amount of the Loans, until paid in full, (ii) following the occurrence of any Event of Default hereunder, all payments, proceeds or recoveries received by Administrative Agent or the Lenders in respect of the Obligations or the Collateral shall be applied to the Obligations in such order as Administrative Agent shall determine in its sole discretion, and (iii) with respect to any prepayments under Sections 2.5(a) or 2.5(b) hereof, so long as no Event of Default as occurred hereunder, any portion of such prepayments allocable to principal (other than scheduled periodic payments) will be applied to reduce future scheduled payments in the inverse order of maturity, and the remaining portion of such prepayment shall be applied in the order of priority specified in Section 2.5(c)(i).

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2.6 Fees.

(a) On the Closing Date, Borrower shall pay to Administrative Agent, (i) for the account of Administrative Agent, an administrative agent origination fee in the amount of $20,000 and (ii) for the account of the Lenders, a lender origination fee in the amount of $80,000, which amounts shall be fully earned and non-refundable as of the Closing Date.

(b) On each Payment Date, Borrowers shall pay to Administrative Agent, for Administrative Agent’s own account, an agent fee (the “Administrative Agent Fee”) in an amount equal to the product of (i) the average outstanding daily balance of the Loans for the calendar month immediately preceding the calendar month in which such Payment Date occurs, multiplied by (ii) 0.50% per annum. The Administrative Agent Fee shall accrue at all times from and after the Closing Date in accordance with the terms hereof, shall be nonrefundable for any reason whatsoever and shall be in addition to any other fees, costs and expenses payable pursuant to the Loan Documents. Borrowers’ obligation to pay the Administrative Agent Fee will not be subject to counterclaim or setoff or be otherwise affected by any claim or dispute the Loan Parties may have.

2.7 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or otherwise, obtain payment in respect of any principal of or interest on its portion of any of the Loan resulting in such Lender’s receiving payment of a proportion of the aggregate amount of the Loan and accrued interest thereon greater than its pro rata share thereof as provided herein, then such Lender shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the portions of the Loan of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on with their respective portions of the Loan and other amounts owing them; provided, that: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 2.7 shall not be construed to apply to (x) any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its portion of the Loan to any assignee or participant. Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.8 Register.

(a) Register. Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrowers, shall maintain at its address referred to herein a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrowers, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes. The Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. This Agreement and the Loans evidenced hereby are intended to be obligations in 'registered form' within the meaning of Treasury Regulations Sections 1.871-14(c) and 5f.103-1(c), and this Section 2.8 shall be interpreted consistently with such intent.

(b) Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain a register on which it enters the name, address and principal amounts (and stated interest) of each participant and its interest in the Loans (the "Participant Register"). The entries in the Participant Register shall be conclusive and binding absent manifest error. A Lender shall make the Participant Register available to Borrowers upon reasonable prior written request. No participation shall be effective unless and until recorded in the applicable Participant Register. The parties intend that participations in the Loans shall be maintained in 'registered form' within the meaning of Treasury Regulations Sections 1.871-14(c) and 5f.103-1(c).

3. CONDITIONS PRECEDENT.

3.1 Closing Date. Borrowers shall deliver and Administrative Agent and each Lender shall have received the following, each in form and substance satisfactory to the Administrative Agent, as conditions precedent to the Advance made on the Closing Date and the entering into of this Agreement and the other Loan Documents by the Lenders:

(a) a duly executed original of:

(i) this Agreement;

(ii) the Security Agreement;

(iii) each Note;

(iv) the Guaranty;

(v) the Pledge Agreement; and

(vi) each of the other Loan Documents and Security Documents, each in form and substance satisfactory to the Administrative Agent and each Lender.

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(b) a validly executed officer’s certificate with respect to each Borrower and Guarantor, in form and substance acceptable to the Administrative Agent and attaching (i) a fully executed copy of such Person’s certificate of formation, certificate or article of incorporation, articles of organization or certificate of partnership (as applicable) bylaws, operating agreements or partnership agreements (as applicable) and all amendments thereto, (i) resolutions evidencing such Person’s authorization of the Loan; (iii) evidence of such Person’s good standing; and (iv) incumbency certificate;

(c) an opinion letter of counsel to Borrowers and Guarantors, in form and substance acceptable to Administrative Agent;

(d) Administrative Agent and Lenders shall have received such other documents and information as Administrative Agent may request; and

(e) on the Closing Date, the following statements shall be true and correct and Borrowers, by requesting and accepting the Closing Date Term Loan, shall be deemed to have represented and certified that:

(i) the representations, warranties and covenants of Borrowers and Guarantors set forth in this Agreement are true and correct; and

(ii) no Default or Event of Default shall exist immediately before or immediately after giving effect to the Loans.

3.2 Future Advances. The obligation of the Administrative Agent and the Lenders to honor any request for a Delayed Draw Term Loan Advance following the Closing Date is subject to the Administrative Agent and the Lenders’ receipt of a duly executed Advance Request and satisfaction of each of the following conditions precedent, unless waived by the Administrative Agent:

(a) the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects on and as of the Settlement Date of such Advance;

(b) no Default or Event of Default shall exist immediately before or immediately after giving effect to the requested Advance; and

(c) Administrative Agent shall have received such documentation and other items as required to evidence that the conditions to such Advance, as set forth in this Agreement, have been satisfied.

4. LOAN PARTY REPRESENTATIONS AND WARRANTIES.

4.1 To induce Administrative Agent and each Lender to enter into this Agreement, each Loan Party represents and warrants to Administrative Agent and each Lender as follows:

(a) Existence; Compliance with Laws. Each Loan Party is duly formed, validly existing and in good standing under the laws of the state of its jurisdiction of organization and has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Each Loan Party is in compliance with all Laws and Orders except to the extent that the failure to comply therewith could not be expected to have a material adverse effect on such Loan Party’s financial condition or the ability of such Loan Party to perform its obligations under each of the Loan Documents.

(b) Power and Authority. Each Loan Party has the power and authority, and the legal right, to execute and deliver each of the Loan Documents to which it is a party and to perform its obligations hereunder.

(c) Authorization; Execution and Delivery. The execution and delivery of each of the Loan Documents by Loan Parties and the performance of their respective obligations thereunder have been duly authorized by all necessary corporate or limited liability company (as applicable) action in accordance with all Applicable Laws. Each Loan Party has duly executed and delivered each of the Loan Documents to which it is a party.

(d) No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for any Loan Party to execute, deliver, or perform any of its obligations under the Loan Documents.

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(e) No Violations. The execution and delivery of each of the Loan Documents and the consummation by each of the Loan Parties of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of any Loan Party’s organizational documents; (ii) violate any material Law or Order applicable to any Loan Party or by which any of its material properties or assets may be bound; or (iii) constitute a material default under any material agreement or contract by which any Loan Party may be bound.

(f) Enforceability. Each of the Loan Documents to which a Loan Party is a party is a valid, legal and binding obligation of such Loan Party, enforceable against each Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or by equitable principles affecting the enforceability of creditors’ rights generally.

(g) No Litigation. No action, suit, litigation, investigation or proceeding of, or before, any arbitrator or Governmental Authority is pending or threatened by or against any Loan Party or any principal, general partner, manager, sole member, managing member or majority shareholder of any Loan Party or any of its Property or assets (i) with respect to the Loan Documents or any of the transactions contemplated hereby or (ii) that could reasonably be expected to materially adversely affect any Loan Party’s financial condition or the ability of any Loan Party to perform its obligations under any of the Loan Documents.

(h) [Reserved].

(i) No Bankruptcy Filing. No bankruptcy or insolvency proceedings are pending or contemplated by any Loan Party or, to the best knowledge of each Loan Party, against any principal, general partner, manager, sole member, managing member or majority shareholder of any Loan Party. No petition in bankruptcy has been filed against any Loan Party or any principal, general partner, manager, sole member, managing member or majority shareholder of any Loan Party, as applicable, and no Loan Party any principal, general partner, manager, sole member, managing member or majority shareholder of any Loan Party has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.

(j) Title. Each Loan Party has good title to the Collateral owned and to be pledged by such Loan Party pursuant to the applicable Loan Documents, free and clear of all Liens except the Permitted Liens. The Security Agreement and any UCC Financing Statements required to be filed in connection therewith, will create a valid, perfected first priority lien (subject to Permitted Liens) on each Loan Party’s interest in all Collateral, whether now owned or hereafter acquired.

(k) Full and Accurate Disclosure. No statement of fact made by any Loan Party in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to any Loan Party that has not been disclosed to the Administrative Agent or the Lenders which adversely affects, or, as far as any Loan Party can foresee, could reasonably be expected to materially adversely affect the Collateral or the business, operations or condition (financial or otherwise) of any Loan Party. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Administrative Agent in respect of any Loan Party (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of such Loan Party as of the date of such reports, and (iii) have been prepared in accordance with GAAP, consistently applied throughout the periods covered, except as disclosed therein. Each Loan Party represents that it does not have any contingent liabilities, liabilities for taxes (other than (A) taxes not yet due and payable, (B) taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, and (C) deferred tax liabilities arising in the ordinary course of business and recognized in accordance with GAAP), unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement unless otherwise disclosed in the financial statements delivered to Administrative Agent. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of any Loan Party from that set forth in said financial statements.

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(l) Fraudulent Transfer. No Loan Party has entered into the Loan Documents or consummated any of the transactions contemplated thereby with the actual intent to hinder, delay, or defraud any creditor, and each Loan Party has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of each Loan Party’s assets (on a going concern basis) exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed such Loan Party’s probable total liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. No Loan Party’s assets currently, and immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. No Loan Party intends to, and no Loan Party believes that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of such Loan Party).

(m) ERISA. No Loan Party has an employee pension benefit plan.

(n) No Broker. No broker or finder introduced by any Loan Party to Administrative Agent or any Lender, brought about this transaction, or is entitled to any commission in connection therewith and Borrower agrees to indemnify and hold Administrative Agent and Lenders harmless from and against any and all claims, demands, liabilities or expenses from brokers or other claims for commissions or fees including but not limited to reasonable and documented out-of-pocket attorneys’ fees and expenses on account of the making of the loan secured hereby. Each Loan Party’s indemnity hereunder shall survive any discharge of the Collateral, if any, and payment in full of the Obligations.

(o) Ownership. Guarantor owns and holds 100% of the issued and outstanding equity interests (including all voting equity interests) in each Borrower. All ownership interests in each Borrower are owned free and clear of any Lien (other than the Liens granted in connection with the Pledge Agreement).

(p) Name; Principal Place of Business. No Loan Party uses, and no Loan Party will use, any trade name, and no Loan Party has done, and no Loan Party will do, business under any name other than its actual name set forth herein. The principal place of business of each Loan Party is its primary address for notices as set forth in Section 10.1, and no Loan Party has any other place of business.

(q) Other Debt; Liens. No Borrower has any Debt, other than Permitted Debt. No Property of any Borrower is subject to any Lien, other than Permitted Liens.

(r) Doing Business As. No Borrower or Guarantor are known by any assumed, trade or fictitious name.

(s) Regulatory Compliance; Sanctions. (i)No Loan Party or any of their respective Affiliates or Subsidiaries, or, to the knowledge of any Loan Party, any of their respective officers, directors or employees, is a Person (A) listed on the Specially Designated Nationals and Blocked Person List maintained by OFAC, the Department of the Treasury, or any other similar lists maintained by OFAC or any other governmental authority pursuant to any authorizing statute, Executive Order or regulation; (B) designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation, or any other similar Executive Orders; or (C) subject to any trade restrictions under any applicable law, including those referenced in clauses (A) and (B) of this Section. Each Loan Party and its respective Affiliates, Subsidiaries, officers, directors and employees are and will remain in full compliance with all applicable Bank Secrecy Act (“BSA”) laws, regulations, and government guidance on BSA compliance and on the prevention and detection of money laundering violations or terrorist activities or threats.

(ii) No Loan Party or any of their respective Affiliates or Subsidiaries, or, to the knowledge of any Loan Party, any of their respective officers, directors or employees (A) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), as amended, (B) is in violation of (1) the Trading with the Enemy Act, as amended, (2) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (3) the PATRIOT Act, (C) is a Sanctioned Person, or (D) has assets in, or derives income from, Sanctioned Countries or Sanctioned Persons. No part of the proceeds of any Loan hereunder shall be used, directly or indirectly, to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

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5. AFFIRMATIVE COVENANTS.

5.1 Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any outstanding Obligations to the Administrative Agent or any Lender (other than with respect to contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), each Loan Party covenants that, unless otherwise consented to by Administrative Agent in writing, it shall:

(a) Maintenance of Existence. (i) Preserve, renew and maintain in full force and effect its corporate or organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so could not be expected to materially adversely affect any Loan Party’s financial condition or the ability of any Loan Party to perform its obligations under the Loan Documents.

(b) Compliance. Comply with (i) all of the terms and provisions of its organizational documents; (ii) its obligations under its material contracts and agreements, except where the failure to do so could not be expected to materially adversely affect any Loan Party’s financial condition or the ability of any Loan Party to perform its obligations under the Loan Documents; and (iii) all Laws and Orders applicable to it and its business, except where the failure to do so could not be expected to materially adversely affect any Loan Party’s financial condition or the ability of any Loan Party to perform its obligations under the Loan Documents.

(c) Payment Obligations; Notice of Cross-Default. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books. In the event any Loan Party receives notification regarding any default for failure to pay when due any of its Debt in excess of $50,000 in the aggregate or any interest or premium thereon when due (whether by scheduled maturity, acceleration, demand or otherwise), it shall provide a copy of such notification of default to Administrative Agent within five (5) Business Days of such Loan Party’s receipt thereof.

(d) Notice of Events of Default. As soon as possible and in any event within five (5) Business Days after it becomes aware that an Event of Default has occurred, notify Administrative Agent and each Lender in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

(e) Further Assurances. Each Loan Party shall, on the request of Administrative Agent and at the expense of Loan Parties: (a) promptly correct any defect, error or omission which may be discovered in the contents of this Agreement or in the contents of any of the other Loan Documents; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further security agreements, financing statements and continuation statements) and promptly do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Agreement and the other Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Collateral; and (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically, without limitation, any financing statement) reasonably deemed advisable by Administrative Agent to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons.

(f) Monthly and Quarterly Documents. As soon as practicable or available after the end of each calendar month, but no later than twenty (20) calendar days after the end of each calendar month, Borrowers must prepare and deliver to Administrative Agent, with respect to Borrowers, monthly profit and loss statements (including a statement of the cash balance) and the certification thereto by each Borrower’s Chief Financial Officer or other appropriate officer. As soon as practicable or available after the end of each of the first three (3) fiscal quarters of each year, commencing with the fiscal quarter ending June 30, 2026, but no later than 45 calendar days after the end of each respective fiscal quarter of Guarantor, Guarantor must prepare and deliver to the Administrative Agent, with respect to Guarantor (which may be on a consolidated basis, if permitted or required pursuant to GAAP): (i) a profit and loss statement (both actual and pro-forma for the following twelve (12) months), (ii) balance sheet, and (iii) cashflow and income statement.

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(g) Annual Financial Statements. Commencing with the fiscal year ending December 31, 2026, as soon as practicable or available after the end of each fiscal year of Guarantor, and in any event within 120 calendar days after the close of each fiscal year, Guarantor must prepare and deliver to Administrative Agent the annual audited financial statement of Guarantor. Such annual financial statements (a) must include the types of financial statements and information required on a quarterly basis under Section 5.1(f) as well as a reconciliation of consolidated net worth and capital accounts, (b) must be prepared in accordance with GAAP consistently applied and (c) must be prepared by, and include the audit opinion (which shall contain no “going concern” or other qualification not acceptable to Administrative Agent, in its sole discretion, other than a “going concern” or like qualification or exception solely as a result of the final maturity date of any Debt being scheduled to occur within twelve (12) months from the date of such opinion) of, an independent certified public accounting firm acceptable to Administrative Agent in its reasonable discretion. On or before each date on which annual financial statements are delivered or are required to be delivered by Borrowers pursuant to this Section 5.1(g), Borrowers shall deliver to Administrative Agent a compliance certificate stating whether or not Borrowers are in compliance with the covenants set forth in Section 5.1(m) hereof, including all calculations evidencing the same and the certification thereto by each Borrower’s Chief Financial Officer or other appropriate officer. Borrowers shall also deliver no later than sixty (60) days after the end of each fiscal year of Borrowers, a comprehensive budget forecasting the revenues, expenses and cash position of Borrowers on a month-to-month basis for the upcoming fiscal year, in form and substance reasonably acceptable to Administrative Agent. Upon request, Borrowers shall promptly provide any other documentation or information reasonably requested by Administrative Agent and in form and substance reasonable acceptable to Administrative Agent.

(h) Tax Returns. Within 45 days after the date that any Borrower or Guarantor files any federal income tax return with the IRS (including, to the extent Borrowers or Guarantor are members of a consolidated group, any consolidated IRS Form 1120 or applicable state equivalent), Borrowers must deliver a complete copy thereof to the Administrative Agent.

(i) Insurance. Borrowers and Guarantors shall maintain insurance on the Collateral and their respective businesses in such amounts and in such types as are reasonable and customary for similar businesses, and such Collateral insurance shall include a lender’s loss payee endorsement in favor of the Administrative Agent. In addition, Key Person shall at all times maintain a life insurance policy in an amount not less than $5,000,000 with an insurer acceptable to Administrative Agent, and such policy and all benefit payments thereunder shall be collaterally assigned to Administrative Agent pursuant to a collateral assignment in form and substance acceptable to Administrative Agent in its sole discretion. The Loan Parties shall deliver to Administrative Agent copies of such insurance certificates, on the Closing Date and as reasonably requested by Administrative Agent thereafter.

(j) Collateral. Loan Parties will warrant and defend the title to the Collateral, and the validity and priority of all Liens granted or otherwise given to Administrative Agent under the Loan Documents, subject only to Permitted Liens, against the claims of all Persons. Without Administrative Agent’s prior written consent, Loan Parties shall not create, incur, assume, permit or suffer to exist any Lien on all or any portion of the Collateral or any direct legal or beneficial ownership interest in any Borrower or Guarantor, except Liens in favor of Administrative Agent and Permitted Liens.

(k) Books and Records; Inspection and Examination. Each Loan Party will keep accurate books of record and account for itself pertaining to the Collateral, and the business and financial condition of Borrowers and Guarantors and such other matters as Administrative Agent may from time to time reasonably request in which true and complete entries will be made in accordance with GAAP consistently applied and, upon request of and reasonable notice by Administrative Agent, will permit any officer, employee, auditor, attorney or accountant for Administrative Agent or any Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of any Loan Party at all reasonable times during ordinary business hours, and to discuss the affairs of Loan Parties with any of its members, employees or agents and to conduct a review and audit of each Loan Party’s books and records (the foregoing is collectively referred to herein as “Audit Activities”). Loan Parties will reimburse Administrative Agent upon demand for all reasonable and documented out-of-pocket costs and expenses incurred by Administrative Agent or any Lender in connection with Audit Activities; provided that such Audit Activities will be conducted no more often than once every twelve (12) months, unless an Event of Default has occurred and is continuing.

(l) New Subsidiaries. Concurrently with the formation by any Borrower of any Subsidiary after the Closing Date, Loan Parties will deliver to Administrative Agent (i) a joinder to the Guaranty to add such Subsidiary as a “Guarantor,” and “Loan Party” hereunder and under the other Loan Documents, and (ii) a joinder to Security Agreement granting to Administrative Agent, for the benefit of the Lenders, a first priority Lien on all assets of and all ownership interests in such Subsidiary, in each case, in form and substance acceptable to Administrative Agent.

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(m) Financial Covenants.

(i) Cash Flow Leverage Ratio. Borrowers shall maintain at all times their ratio of (i) Funded Debt as of the applicable testing date, to (ii) EBITDA for the period of twelve (12) consecutive calendar months ending as of the applicable testing date, at not greater than 3.00 to 1.00, as tested on December 31 of each calendar year commencing on December 31, 2026; and

(ii) Minimum Liquidity. Borrowers, on a combined basis, shall maintain at all times a minimum of $500,000 in unrestricted cash or cash equivalents, as tested on the last day of each fiscal quarter of Borrowers.

6. NEGATIVE COVENANTS.

6.1 Negative Covenants. During the term of this Agreement, and thereafter for so long as there are Obligations outstanding (other than with respect to contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), each Borrower hereby covenants that unless Administrative Agent and each Lender has first consented thereto in writing, no Borrower, nor any Subsidiary of any Borrower, will (directly or indirectly):

(a) Indebtedness. Incur, create or assume any Debt, other than Permitted Debt.

(b) Liens. Incur, create, assume or suffer to exist any Lien on any of its Property or assets, whether now owned or hereinafter acquired other than Permitted Liens.

(c) Line of Business. Enter into any business, directly or indirectly, except for (i) those businesses in which Borrowers are engaged on the Closing Date or that are reasonably related thereto, and (ii) other businesses, the entering into of which by Borrowers could not be reasonably expected to cause a material adverse effect on any Loan Party’s financial condition or the ability of any Loan Party to perform its obligations under any of the Loan Documents.

(d) Transactions With Affiliates. Enter into, or permit to exist, any material transaction or agreement with any Affiliate except transactions and agreements in the ordinary course and on terms and conditions not less favorable to them than could be obtained on an arm’s-length basis from unrelated third parties.

(e) Restricted Payments. Make any Restricted Payment or incur any obligation (contingent or otherwise) to do so other than a Restricted Payment from a Subsidiary of any Borrower to such Borrower; provided, however, that so long as (i) no Event of Default has occurred and is continuing, and (ii) Loan Parties are in compliance with all financial covenants hereunder both before and after giving effect to such payment, on a pro forma basis, (x) Borrowers may make cash distributions to Guarantor in order for Guarantor to pay the federal, state, and local income taxes imposed with respect to the net taxable income of Borrowers attributable to the consolidated group of which Guarantor is the common parent (including any taxes owing pursuant to any Tax Sharing Agreement); and (y) (i) Loan Parties may make Restricted Payments to Borrowers and (ii) Borrowers may make Restricted Payments to Guarantor in an aggregate amount not to exceed the Maximum Loan Amount plus any profits of such Borrower (as reflected in the financial statements delivered to Administrative Agent pursuant to Section 5.1(f)); provided, however, that the aggregate amount of Restricted Payments to Guarantor permitted under this clause (ii) shall not exceed the Maximum Loan Amount unless, as of the date of such Restricted Payment to Guarantor, Borrowers are in compliance with the minimum liquidity covenant set forth in Section 5.1(m)(ii) hereof, as of the applicable distribution date, and upon giving effect to such Restricted Payment.

(f) Certain Prohibited Actions. Directly or indirectly do any of the following: (i) change its principal place of business or chief executive office without first giving Administrative Agent and each Lender ten (10) days’ prior notice; (ii) make or permit any change, amendment or modification to its certificate of formation or incorporation, operating agreement, by-laws or other organizational documents in any manner adverse to Administrative Agent; provided that, for the avoidance of doubt, a change in the U.S. federal income tax classification of any Borrower pursuant to Treasury Regulation Section 301.7701-3 shall not in itself constitute an amendment or modification to such Borrower's organizational documents for purposes of this clause (ii), provided that such change in tax classification does not adversely affect the rights of Administrative Agent or the Lenders under the Loan Documents; (iii) cancel or otherwise forgive or release any claim or Debt owed to such Person by any other Person, except for adequate consideration and in the ordinary course of such Person’s business in its reasonable judgment; (iv) take any action which could result in Administrative Agent and the Lenders not having a perfected Lien in all of the assets of and the ownership interests in Borrower and Guarantor, subject only to Permitted Liens; (v) sell, lease, assign, transfer or otherwise dispose of any Collateral or any other material portion of such Person’s Property; (vi) consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person; (vii) purchase or acquire, or make any commitment to purchase or acquire any equity interests of any kind of, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of any Subsidiary; (viii) make or purchase, or commit to make or purchase, any advance, loan, extension of credit or capital contribution to or any other investment in, any Person; or (ix) liquidate, dissolve or suspend its business operations.

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7. EVENTS OF DEFAULT.

7.1 List of Events of Default. The occurrence of any one or more of the following conditions or events shall constitute an “Event of Default”:

(a) Failure to Pay. Borrowers fail to pay (i) any principal amount of the Loans when due or (ii) interest, fees or any other amount when due under the Loan Documents and such failure continues for more than two (2) Business Days.

(b) Breach of Representations and Warranties. Any material representation or warranty made by any Loan Party to Administrative Agent and/or Lender in any Loan Document is incorrect in any material respects on the date as of which such representation or warranty was made.

(c) Breach of Covenants. Any Loan Party fails to perform or observe any other covenant, condition or agreement of (i) Sections 5.1(a), (f), (g), (i), and (m) or Section 6 of this Agreement; or (ii) any other provision of this Agreement or any of the other Loan Document (other than to the extent the same constitutes an Event of Default under any provision of this Section 7.1 other than this Section 7.1(c)(ii), and such event or circumstance, if capable of being cured, is not cured within (A) fifteen (15) days following the occurrence thereof; or (B) if shorter, the applicable grace period, if any, specified in such other Loan Document; provided, however, that if the Event of Default cannot by its nature be cured within such period or cannot after diligent attempts by Borrowers be cured within such period, and such Event of Default is likely to be cured within a reasonable time, then such Loan Party shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such Event of Default, and within such reasonable time period the failure to have cured such Event of Default shall not be deemed an Event of Default.

(d) Cross-Defaults. Any Loan Party fails to pay when due any of its Debt in excess of $100,000 in the aggregate or any interest or premium thereon when due (whether by scheduled maturity, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt (except for Debt arising under the Loan Documents).

(e) Bankruptcy. (i) Any Loan Party or any of its Subsidiaries commences any case, proceeding or other action (A) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party or any of its Subsidiaries makes a general assignment for the benefit of its creditors; (ii) there is commenced against any Loan Party or any of its Subsidiaries any case, proceeding or other action of a nature referred to in Section 7.1(e)(i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; (iii) there is commenced against any Loan Party or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; (iv) any Loan Party or any of its Subsidiaries takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 7.1(e)(i), Section 7.1(e)(ii) or Section 7.1(e)(iii) above; or (v) any Loan Party or any of its Subsidiaries is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

(f) Judgments. One or more judgments or decrees aggregating at least $100,000 (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied or disputed coverage) shall be entered against any Loan Party or any of its Subsidiaries and all of such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof.

(g) Change in Condition. If the Administrative Agent shall have determined in its reasonable discretion that one or more conditions exist or events have occurred which have resulted or may result in a material adverse change in the business, properties or financial condition of any Loan Party.

(h) Change of Control. The occurrence of any Change of Control.

(i) Key Person Event. The occurrence of any Key Person Event.

(j) Criminal Acts. Any Loan Party is (i) criminally indicted or convicted of a felony; or (ii) charged under any applicable law that could reasonably be expected to lead to forfeiture of any material portion of the Collateral or a material adverse effect on the financial condition, business prospects, properties or operations of such Person.

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8. REMEDIES.

8.1 Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Administrative Agent may at its option, take any action that it deems advisable to protect and enforce all available rights and remedies of Administrative Agent and the Lenders hereunder, under each of the other Loan Documents or which may otherwise be available at law or in equity, including, without limitation, all rights and remedies with respect to Borrowers, each other Loan Party or the Collateral; and Administrative Agent may, at its option and without notice or demand (a) declare all outstanding Obligations owing or payable hereunder or under any other Loan Document to be immediately due and payable and terminate all Commitments of Lenders hereunder, and when any Event of Default described in subsection (e) of Section 7.1 exists, then all outstanding Obligations shall immediately and automatically become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrowers and each other Loan Party; (b) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents; and (c) exercise any or all of its rights, powers or remedies under Applicable Law. Notwithstanding the foregoing, if any Event of Default shall occur under Section 7.1(e), the principal of and accrued interest on the Loan shall become immediately due and payable, and all Commitments of Lenders hereunder shall terminate, without any notice, declaration or other act on the part of the Administrative Agent or any Lender.

8.2 If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of Borrowers or any other Loan Party against any and all of the obligations of Borrowers or such other Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrowers or such other Loan Party may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such Debt. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

8.3 Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Administrative Agent and/or Lender to exercise remedies in a commercially reasonable manner, each Loan Party acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent and/or Lender (a) to fail to incur expenses deemed significant by the Administrative Agent and/or Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Borrower or any other Loan Party, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Administrative Agent and/or Lender against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent and/or Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Administrative Agent and/or Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. Each Loan Party acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent and/or Lender would not be commercially unreasonable in the Administrative Agent’s and/or Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent and/or Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to the Borrower or to impose any duties on the Administrative Agent and/or Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

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9. WAIVERS.

Failure by Administrative Agent or any Lender to exercise any right, remedy or option under this Agreement, any other Loan Document, any other documents relating to the Obligations, or as provided by Applicable Law, or any delay by Administrative Agent or any Lender in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or any Lender shall only be granted as provided herein. To the extent permitted by Applicable Law, neither the Administrative Agent nor any Lender, nor any party acting as attorney for the Administrative Agent or any Lender, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Administrative Agent and the Lenders under this Agreement shall be cumulative and not exclusive of any other right or remedy that the Administrative Agent or the Lenders may have.

10. NOTICES.

10.1 Written Notices.

(a) All notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

If to a Borrower or Guarantor:

Dolphin Entertainment, Inc.

150 Alhambra Circle, Suite 1200

Coral Gables, FL 33134

Attention: Bill O’Dowd, CEO

E-mail: billodowd@dolphinentertainment.com

If to Administrative Agent and/or Lenders:

c/o FVP Servicing, LLC

1140 Broadway, Ste 1503

New York, NY 10001

Attn: Keith Lee / Tom Betts

Telephone: 646.902.6645

E-mail:klee@feenixpartners.com / tbetts@feenixpartners.com

(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; and (ii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by a return e-mail or other written acknowledgment).

(c) Any party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, be effective when delivered for overnight (next-day) delivery, or if mailed, upon the third Business Day after the date deposited into the mails or if delivered, upon delivery.

(d) Any agreement of Administrative Agent or any Lender herein to receive certain notices by telephone or e-mail is solely for the convenience and at the request of Borrowers. Administrative Agent and each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by a Loan Party to give such notice and neither Administrative Agent nor any Lender shall have any liability to any Loan Party or other Person on account of any action taken or not taken by Administrative Agent or any Lender in reliance upon such telephonic or e-mail notice. The obligation of Borrowers to repay the Loan and all other obligations hereunder shall not be affected in any way or to any extent by any failure of Administrative Agent or any Lender to receive written confirmation of any telephonic or e-mail notice or the receipt by Administrative Agent or any Lender of a confirmation which is at variance with the terms understood by Administrative Agent or any Lender to be contained in any such telephonic or e-mail notice.

10.2 Electronic Communications.

(a) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by Administrative Agent; provided that the foregoing shall not apply to notices to Administrative Agent or any Lender pursuant to Section 2 hereof unless Administrative Agent or such Lender has agreed to receive notices under such Section by electronic communication and have agreed to the procedures governing such communications. Any Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

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(b) Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by a return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

11. EXPENSES AND INDEMNIFICATION.

11.1 Costs and Expenses. Borrowers shall reimburse Administrative Agent and each Lender upon demand for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and disbursements) incurred by Administrative Agent and each Lender in connection with the Loan and other transactions contemplated hereby, including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby; (ii) Borrowers’ ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Administrative Agent; (iv) filing and recording of any Loan Documents; (v) the creation, perfection or protection of Administrative Agent’s and Lenders’ Liens in the Collateral (including reasonable and documented out-of-pocket fees and expenses for title and lien searches, intangibles taxes, personal property taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports, surveys and engineering reports); (vi) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting any Borrower, any other Loan Party, the Loan Documents, the Collateral, or any other security given for the Obligations; and (vii) enforcing any obligations of or collecting any payments due from Borrowers or any other Loan Party under any Loan Document or with respect to the Collateral or in connection with any refinancing or restructuring of the Loan in the nature of a “work-out”, or any insolvency or bankruptcy proceedings. All obligations provided for in this Section 11.1(a) shall survive the termination of this Agreement and/or the repayment of the Obligations.

11.2 Indemnity. Borrowers shall indemnify Administrative Agent and each Lender, each Affiliate and Subsidiary of Administrative Agent and each Lender, and each investment manager, servicer, partner, member, officer, director, employee, agent and advisor of Administrative Agent and each Lender (each, an “Indemnitee”) against, and hold each of them harmless from, any and all Specified Losses (defined below) unless such Specified Losses incurred by any such Indemnitee are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee; or (ii) a claim brought by Borrowers, any other Loan Party or any third Person against such Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document. For purposes of this Section, the term “Specified Losses” means all reasonable and documented out-of-pocket costs, losses, liabilities, claims, damages and related expenses, including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee, which may be incurred by any Indemnitee, or asserted against any Indemnitee by Borrowers, any other Loan Party or any third Person, arising out of, in connection with or as a result of (a) the execution or delivery of this Agreement or any other agreement or instrument contemplated hereby and the performance by Administrative Agent or any Lender of its respective obligations hereunder or the consummation of any of the transactions contemplated hereby, (b) the Loan or any actual use of the proceeds therefrom, (c) any actual claim, litigation, investigation or proceeding relating to any of the foregoing, or (d) any actual claim, litigation or proceeding by any third party, so long as all Indemnitees are in compliance with Applicable Law related to such third party, collections or exercise of remedies relating to any third party.

11.3 Taxes.

(a) Borrowers shall pay all stamp, documentary, court, intangible, recording, filing and other similar taxes, if any, imposed by any Governmental Authority solely on the execution, delivery or registration of this Agreement or any other Loan Document, to the extent such taxes are imposed on Borrowers under Applicable Law. Borrowers shall have no obligation to gross up any payment made hereunder for, or to indemnify any Lender or Administrative Agent against, (i) any tax imposed on or measured by a Lender's or Administrative Agent's net income, revenues or profits, (ii) any franchise, branch profits or similar tax imposed on a Lender or Administrative Agent, (iii) any withholding tax to the extent attributable to a Lender's or Administrative Agent's failure to provide required tax documentation, (iv) any tax arising solely from a Lender's transfer or assignment of its interest in the Loan to another Person, or (v) any withholding imposed under Code Sections 1471 through 1474 (including any regulations, agreements or intergovernmental agreements entered into in connection therewith).

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(b) Withholding Tax Certificates

(i)	Each Lender that is a United States person within the meaning of Code Section 7701(a)(30) shall deliver to Borrowers and Administrative Agent, on or prior to the Closing Date (or, in the case of a Lender that becomes a party hereto after the Closing Date, on or prior to the date such Lender becomes a party hereto), and at such other times as reasonably requested by Borrowers, a properly completed and duly executed IRS Form W-9 (or any applicable successor form) certifying that such Lender is exempt from U.S. federal backup withholding.

(ii)	Each Lender that is not a United States person within the meaning of Code Section 7701(a)(30) shall deliver to Borrowers and Administrative Agent, on or prior to the Closing Date (or, in the case of a Lender that becomes a party hereto after the Closing Date, on or prior to the date such Lender becomes a party hereto), and at such other times as reasonably requested by Borrowers, whichever of the following is applicable: (A) IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to an applicable income tax treaty; (B) IRS Form W-8ECI establishing that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States; or (C) IRS Form W-8IMY (together with any required supporting documentation).

(iii)	Each Lender shall promptly notify Borrowers and Administrative Agent if any previously delivered tax form becomes expired, obsolete or inaccurate, and shall promptly deliver an updated and properly completed replacement form. Borrowers shall not be obligated to make any payment under this Agreement with respect to any tax that would not have been imposed but for the failure of a Lender to deliver or update a required tax form under this Section.

(iv)	Each assignee or successor Lender shall, as a condition to the effectiveness of any assignment under Section 13.2, deliver to Borrowers and Administrative Agent the applicable tax forms required under this Section 11.3(b) on or prior to the effective date of such assignment.

11.4 Reimbursement by Lenders. To the extent that Borrowers for any reason fail to indefeasibly pay any amount required under this Section 11 to be paid by them to the Administrative Agent (or any sub-agent thereof) or any Related Party thereof, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), or against any Related Party thereof acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this Section 11.4 are subject to the provisions of Section 2.1(c).

11.5 Waiver of Damages. To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in Section 11.2 above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby unless the same are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee.

11.6 Payment. All amounts due under this Section shall be payable promptly after written demand therefor.

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11.7 Survival. The agreements and indemnity provisions of this Section 11 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.8 Payments Set Aside. To the extent that any payment by or on behalf of Borrowers or any other Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the federal funds rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

12. Administrative Agent.

12.1 Appointment and Authority. Each of the Lenders hereby irrevocably appoints the Administrative Agent to act on its behalf as the administrative agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are incidental thereto. The provisions of this Section are solely for the benefit of the Administrative Agent and the Lenders, and Borrowers shall have no rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

12.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

12.3 Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract. Without limiting the generality of the foregoing, the Administrative Agent (a) shall not be subject to any fiduciary or other implied duties except as expressly set forth in this Agreement, regardless of whether a Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Lenders, provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Lenders or (ii) in the absence of its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by Borrowers, or a Lender.

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(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

12.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to reasonably rely upon, and shall not incur any liability for reasonably relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may reasonably rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is reasonably satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Borrowers shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower.

12.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

12.6 Resignation of Administrative Agent. The Administrative Agent may resign as Administrative Agent at any time by giving thirty (30) days advance notice thereof to the Lenders and Borrower and, thereafter, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. Upon any such resignation, the Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Lenders, or have accepted such appointment within thirty (30) days after the Administrative Agent’s giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 12.6 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent. If no successor has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Lenders appoint a successor agent as provided for above.

12.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

12.8 [Reserved].

23

12.9 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to a Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

(c) and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder.

13. Miscellaneous.

13.1 Entire Agreement; Amendment. This Agreement and the other Loan Documents embody the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and any prior agreements, whether written or oral, with respect thereof, are expressly superseded hereby. This Agreement, or any term contained herein, may not be modified, waived or amended except by an agreement in writing signed by Borrowers and Administrative Agent .

13.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no Loan Party may assign this Agreement, any other Loan Document, or any right or benefit hereunder to any Person. Any Lender may assign any or all of its rights and obligations hereunder at any time and to any Person, upon Administrative Agent’s prior written consent and the execution and delivery of an assignment and assumption agreement by such assigning Lender to the proposed assignee, in form and substance acceptable to Administrative Agent. From and after the effective date of any such assignment, the assignee shall be a party to this Agreement and, to the extent of the interest assigned, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Lender, be released from its obligations under this Agreement. Upon request, Borrowers shall execute and deliver a Note to the assignee Lender. Subject to the foregoing, any Lender shall have the right to enter into one or more participations with respect to the Obligations without prior notice or consent of Borrowers. Notwithstanding anything in this Agreement to the contrary, (A) no assignment of any Lender's interest in the Loans shall be effective until recorded in the Register maintained by Administrative Agent pursuant to Section 2.8; and (B) no participation in the Loans shall be effective until recorded in the applicable Participant Register maintained by the selling Lender pursuant to Section 2.8.

13.3 Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any of the other Loan Documents and the transactions contemplated hereby shall be governed by the laws of the State of New York.

13.4 Submission to Jurisdiction.

(a) Each Loan Party hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Agreement and the other Loan Documents may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment against any Loan Party in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. Nothing in this Section 13.4 shall affect the right of Administrative Agent and each Lender to (i) commence legal proceedings or otherwise sue any Loan Party in any other court having jurisdiction over such Loan Party or (ii) serve process upon any Loan Party in any manner authorized by the laws of any such jurisdiction.

(b) In accordance with Rule 9, Accelerated Adjudication Actions, as set forth in Section 202.70(g) of the Rules of the Commercial Division of the Supreme Court, subject to the requirements for a case to be heard in the Commercial Division of the Supreme Court of the State of New York, Borrower hereby agrees to submit to the exclusive jurisdiction of the Commercial Division, New York State Supreme Court, and to the application of the such Court’s accelerated procedures, in connection with any dispute, claim or controversy arising out of or relating to this Agreement or any other Loan Document, or the breach, termination, enforcement or validity thereof.

24

13.5 Venue. Each Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement and the other Loan Documents in any court referred to in Section 13.4 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

13.6 Advertising. Administrative Agent and each Lender, and their affiliates, in their sole and absolute discretion, may disclose publicly (including on its website) for marketing and promotional purposes that the Borrower is in such Administrative Agent’s and Lender’s portfolio, including but not limited to a royalty-free, non-exclusive, worldwide, irrevocable license in any intellectual property required for use solely in marketing and promotional materials; provided that Administrative Agent or such Lender shall submit a copy of any announcement or advertisement to Borrowers for their prior approval (such approval not to be unreasonably withheld, conditioned, or delayed).

13.7 Waiver of Jury Trial. EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

13.8 Counterparts; Effectiveness. This Agreement and the other Loan Documents and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

13.9 Waiver of Notice. Each Loan Party hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

13.10 USA PATRIOT Act. Administrative Agent and each Lender hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify, and record information that identifies such Loan Party, which information includes the name and address of each Loan Party and other information that will allow Administrative Agent and each Lender to identify such Loan Party in accordance with the US PATRIOT Act, and each Loan Party agrees to provide such information from time to time to the Administrative Agent.

13.11 Interpretation. For purposes of this Agreement (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (ii) the word “or” is not exclusive; and (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Schedules, Exhibits and Sections mean the Schedules, Exhibits and Sections of this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement and the other Loan Documents shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

13.12 Amendments and Waivers. No term of this Agreement may be waived, modified or amended except by an instrument in writing signed by the parties hereto, except as otherwise provided in Section 13.1 hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

13.13 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

13.14 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Administrative Agent or any Lender, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Applicable Law.

13.15 Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Agreement shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under Applicable Law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. Law §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

13.16 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[signatures appear on following page]

25

IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, have executed this Agreement and it is effective as of the day and year first above written.

BORROWERS:

SHORE FIRE MEDIA, LTD., a New York corporation

By:/s/ Bill O’Dowd
Name: Bill O’Dowd
Title: Authorized Signatory

THE DOOR MARKETING GROUP, LLC, a New York limited liability company

By: /s/ Bill O’Dowd
Name: Bill O’Dowd
Title: Authorized Signatory

GUARANTOR:

DOLPHIN ENTERTAINMENT, INC., a Florida corporation

By: /s/ Bill O’Dowd
Name: Bill O’Dowd
Title: CEO

[SIGNATURE PAGE TO LOAN AGREEMENT]

26

ADMINISTRATIVE AGENT:

FVP SERVICING, LLC,

a Delaware limited liability company

By:/s/ Keith Lee

Name: Keith Lee

Title: Manager

LENDER:

FHIS FINANCE, LLC,

a Delaware limited liability company

By: /s/ Keith Lee

Name: Keith Lee

Title: Authorized Signatory

[SIGNATURE PAGE TO LOAN AGREEMENT]

27

SCHEDULE I TO LOAN AGREEMENT

LENDER COMMITMENT SCHEDULE

LENDER	COMMITMENT
FHIS Finance, LLC	Closing Date Term Loan Commitment: $2,000,000 Delayed Draw Term Loan Commitment: $3,000,000

SI-1

EXHIBIT A TO LOAN AGREEMENT

THIS NOTE IS INTENDED TO BE AN OBLIGATION IN 'REGISTERED FORM' WITHIN THE MEANING OF TREASURY REGULATIONS SECTIONS 1.871-14(c) AND 5f.103-1(c). THIS NOTE MAY ONLY BE TRANSFERRED THROUGH THE REGISTER MAINTAINED BY ADMINISTRATIVE AGENT PURSUANT TO THE LOAN AGREEMENT

NOTE

$[________][______ __], 20[__]

FOR VALUE RECEIVED, SHORE FIRE MEDIA, LTD., a New York corporation, and THE DOOR MARKETING GROUP, LLC, a New York limited liability company (each, a “Borrower” and, together, “Borrowers”), on a joint and several basis, hereby promise to pay to the order of FVP SERVICING, LLC, a Delaware limited liability company, as administrative agent (“Administrative Agent”), for the benefit of FHIS FINANCE, LLC, a Delaware limited liability company (the “Noteholder”), the principal amount of $[______] (or, the aggregate outstanding principal amount of all Advances to Borrowers in respect of the Loans (or portion thereof) held by Noteholder, in accordance with the provisions of that certain Loan Agreement dated as of May 7, 2026, by and among Borrowers, the Noteholder, the other Lenders party thereto, Administrative Agent and the other Loan Parties party thereto (the “Loan Agreement”)). Capitalized terms used herein shall have the meanings set forth in the Loan Agreement.

Borrowers promise to pay interest on the unpaid principal amount of this Note (this “Note”) at such interest rates and at such times as provided in the Loan Agreement. All payments of principal and interest shall be made to Administrative Agent, for the benefit of Noteholder, in immediately available funds by wire, checks or money orders made payable to Administrative Agent in accordance with Section 2.2 of the Loan Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest at a rate, to be paid as set forth in the Loan Agreement.

This Note is entitled to the benefits of the Loan Agreement and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as and to the extent provided in the Loan Agreement. Administrative Agent may attach schedules to this Note and endorse thereon the date, amount and maturity of its Advances under the Loan Agreement and payments with respect thereto.

Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

 IN WITNESS WHEREOF, Borrowers have caused this Note to be executed and delivered and it is effective as of the date first written above.

BORROWERS:

SHORE FIRE MEDIA, LTD., a New York corporation

By:_______________
Name: Bill O’Dowd
Title: Authorized Signatory

THE DOOR MARKETING GROUP, LLC, a New York limited liability company

By:_______________
Name: Bill O’Dowd
Title: Authorized Signatory

[SIGNATURE PAGE TO NOTE]

A-1

EXHIBIT B TO LOAN AGREEMENT

FLOW OF FUNDS MEMORANDUM

Source of Funds:	Amount
Closing Date Term Loan Proceeds	$2,000,000.00
Expense Deposit	$20,000.00
Use of Funds	Amount	Payee/Wire Transfer Instructions
Lender Due Diligence Fees	$1,108.66	To be withheld by Administrative Agent from Expense Deposit and applied to payment.
Administrative Agent Origination Fee	$20,000.00	To be withheld by Administrative Agent from Loan Proceeds for the account of the Administrative Agent.
Lender Origination Fee	$80,000.00	To be withheld by Administrative Agent from Loan Proceeds for the account of the Lenders.
Debt Service Reserve	$620,000.00	To be withheld by Administrative Agent from Loan Proceeds pursuant to section 2.4 (c).
Attorneys’ Fees of Administrative Agent and Lender	$37,800.00

Kutak Rock

Account Name: Kutak Rock LLP

Account Address: 1650 Farnam Street, Omaha, NE, 68102

Bank Name: First National Bank of Omaha

Bank Address: 1620 Dodge Street, Omaha,

Nebraska

Account #: 24-690470

ABA Routing #: 104000016

Reference: Invoice No. 3741569

Closing Date Net Term Loan proceeds to Borrower for uses outlined in Section 2.3.	$1,261,091.34

Shore Fire Media. LTD

Account Name: The Door Marketing Group LLC

Account Address: 600 Third Avenue, 23rd Floor, New York, NY 10016

Bank Name: BankUnited

Bank Address: 7765 NW 148th St, Miami Lakes, FL 33016

Account #: 9855091037

ABA Routing #: 267090594

Reference: Feenix TL Funding

 B-1

EXHIBIT C TO LOAN AGREEMENT

FORM OF ADVANCE REQUEST

[DATE]

FVP Servicing, LLC

1140 Broadway, Ste 1503

New York, NY 10001

Attn: Keith Lee / Tom Betts

Telephone: 646.902.6645

E-mail: klee@feenixpartners.com / tbetts@feenixpartners.com

Re: Request for Advance of Delayed Draw Term Loans under that certain Loan Agreement (the “Loan Agreement”) dated as of May 7, 2026 by and among Shore Fire Media, Ltd. and The Door Marketing Group, LLC, as borrowers (each, a “Borrower” and, together, “Borrowers”), FVP Servicing, LLC, a Delaware limited liability company, as administrative agent for the “Lenders” party thereto from time to time (the “Administrative Agent”), and the other parties thereto from time to time. Capitalized terms used herein shall have the meanings set forth in the Loan Agreement.

Ladies and Gentlemen:

The undersigned Borrowers hereby deliver this Advance Request to the Administrative Agent and the Lenders and hereby request the Lenders to advance the requested funds to Borrowers in accordance with and in reliance upon the following instructions and certifications:

Type of Loan Requested	Delayed Draw Term Loan
Total Loan Amount Requested (not to exceed Maximum Loan Amount for subject Loan type)	$[ ]
Requested Settlement Date	[ ], 20[ ]

In connection with this Advance Request, the undersigned Borrowers hereby represent and certify to the Administrative Agent and the Lenders as follows, which representations and certifications are accurate and complete as of the date hereof and as of the Settlement Date for the Advance requested hereunder: (i) the proceeds of the requested Advance will be used for purposes that are authorized under the Loan Agreement and otherwise in compliance with the terms of the Loan Agreement; and (ii) all conditions precedent for the Advances requested hereby under the Loan Agreement, as set forth in Sections 2.1 and 3.2 of the Loan Agreement, have been satisfied.

The Lenders and Administrative Agent are hereby irrevocably authorized and instructed to arrange for and to disburse the proceeds of the requested Advance in accordance with the instructions below:

Bank: [_________] Routing No.: [___]

Account No.: [_______] Account Name: [______]

 C-1

IN WITNESS WHEREOF, this Advance Request is hereby executed, delivered and effective as of the date first written above.

BORROWERS:

SHORE FIRE MEDIA, LTD., a New York corporation

By:/s/ Bill O’Dowd
Name: Bill O’Dowd
Title: Authorized Signatory

THE DOOR MARKETING GROUP, LLC, a New York limited liability company

By: /s/ Bill O’Dowd
Name: Bill O’Dowd
Title: Authorized Signatory

C-2